UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): October 14, 2008

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement.

ICP Solar Technologies Inc.("ICP") announced today that, effective October 14, 2008, it entered into a binding letter of intent setting forth the principal terms pursuant to which it will purchase all of the issued and outstanding shares of capital stock of Ibersolar Energía, S.A. ("Ibersolar"), a Spanish corporation, in exchange for a number of shares of ICP that will result in an ownership structure of ICP after the acquisition but before the Financing (defined below) of a 20% ownership of ICP by existing ICP shareholders and an 80% ownership of ICP by existing Ibersolar shareholders on a fully diluted basis, ("Acquisition"). The binding letter of intent does not include all of the terms applicable to the Acquisition, and ICP and Ibersolar have agreed to negotiate and enter into definitive legal documentation, as necessary, to evidence the Acquisition.

The closing of the Acquisition is subject to various conditions precedent, including:

the negotiation and execution of mutually acceptable legal documents evidencing the Acquisition;

the receipt of necessary consents and approvals of third parties and regulatory agencies by ICP and Ibersolar; and

the closing by ICP of a debt or equity financing resulting in proceeds of at least $15 million ("Financing").

ICP and Ibersolar have agreed to negotiate a definitive share purchase agreement for the Acquisition within six weeks of the effective date of the letter of intent, or as soon as practicable thereafter. The letter of intent shall terminate (a) if ICP does not receive a final term sheet acceptable to ICP and certain of its stockholders with respect to the Financing on or before December 15, 2008, or (b) if ICP and Ibersolar are unable to enter into definitive legal documentation regarding the Acquisition by December 15, 2008.

The description of the binding letter of intent contained in this Item 1.01 is qualified in its entirety by reference to the full text of the binding letter of intent filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

SECTION 8

OTHER EVENTS

ITEM 8.01

OTHER EVENTS

On October 21, 2008, the Company issued a press release announcing the execution of the Binding Letter of Intent, which is filed as an exhibit hereto.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Binding Letter of Intent, dated effective October 14, 2008, by and between ICP Solar Technologies Inc. and Ibersolar Energía S.A.

99.1

Press release dated October 21, 2008, of ICP Solar Technologies Inc., announcing the execution of the Binding Letter of Intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008

ICP SOLAR TECHNOLOGIES INC.

/s/ Sass Peress
Sass Peress
President and Chief Executive Officer